SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2005

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Merger Agreement. On November 8, 2005 TVI Corporation (“TVI”) acquired privately-held Safety Tech International, Inc. (“STI”), a supplier of powered air purifying respirators for chemical, biological, radiological and nuclear (CBRN) protection. Specifically, TVI, its wholly-owned acquisition subsidiary, TVI Sub, Inc. (“Merger Sub”), Safety Tech International, Inc. (“STI”), and all STI stockholders entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which STI was merged into Merger Sub in a forward triangular merger (the “Merger”). The closing of the Merger took place on November 8, 2005 simultaneously with the execution of the Merger Agreement by the parties. See Item 2.01 below for a discussion of the Merger Agreement, which discussion is incorporated herein by reference. In connection with the Merger, TVI entered into an employment agreement with Dale E. Kline, who will continue as STI’s President and CEO. TVI also has agreed to appoint Don Yount, Jr., a former STI stockholder, to TVI’s Board of Directors within 30 days of the closing of the Merger.

Employment Agreement. At the closing of the Merger, TVI also entered into an Employment Agreement with Mr. Kline to serve as the President and CEO of STI. The Employment Agreement has an initial term of four years at a base salary of $170,000 per year. The Employment Agreement also provides that Mr. Kline will be entitled to participate in bonus incentive programs that may be established by TVI’s Board of Directors from time to time. Mr. Kline will also be entitled to participate in all employee benefit plans and arrangements generally available to senior TVI officers. In the event that Mr. Kline’s employment is terminated for any reason not constituting “Cause” or if Mr. Kline terminates his employment for “Good Reason” (each as defined in the Merger Agreement) he will be entitled to severance pay for a period of the lesser of 9 months or the remaining term of the agreement. If either such event occurs Mr. Kline will additionally receive his proportionate share of the maximum earnout payment under the Merger Agreement regardless of whether there is actual excess EBITDA for STI, which shall be payable at such time it would otherwise be due and payable pursuant to Section 1.7 of the Merger Agreement. The Employment Agreement contains restrictive covenants and non-competition provisions typical for executive employment agreements of this type.

The foregoing description of certain terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.4.

R&D Agreement. Prior to the closing of the Merger, STI entered into a Research and Development Agreement (the “R&D Agreement”) with Safety Tech AG, a Swiss corporation (“STAG”), and Hans Hauser, a principal of STAG and STI. The R&D Agreement formalizes the relationship between STI and STAG, which will continue to provide research, design, development and other related services to STI. Under the R&D Agreement, STAG will continue to provide STI with CBRN research, design, development and other related services for STI’s respiratory products.

In the event that STAG’s engagement is terminated by TVI for any reason not constituting “Cause” (as defined in the R&D Agreement) or if STAG terminates its engagement due to non-payment of TVI of amounts due STAG under the R&D Agreement, Mr. Hauser will receive his proportionate share of the maximum earnout payment under the Merger Agreement regardless of whether there is actual excess EBITDA for STI, which shall be payable at such time it would otherwise be due and payable pursuant to Section 1.7 of the Merger Agreement.

The foregoing description of certain terms of the R&D Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.5.

Item 2.01 Completion of Acquisition or Disposition of Assets

Merger Agreement. TVI Corporation acquired STI in a forward triangular merger in which STI merged into a wholly owned subsidiary of TVI. Following the Merger, the subsidiary changed its corporate name to “Safety Tech International, Inc.” The aggregate base consideration for the merger consists of approximately $8,214,000 in cash and 2,313,811 shares of TVI common stock. An aggregate of 1,348,404 shares of TVI common stock have been placed in escrow to secure TVI’s indemnification rights under the Merger Agreement. TVI may also be required to issue additional merger consideration to the STI stockholders with a value of up to $5.5 million, subject to adjustment as summarized below, pursuant to the earnout arrangement contained in Section 1.7 of the Merger Agreement. The earnout payments, if any shall equal the product of 4 times the amount, if any, by which actual EBITDA (as defined in the Merger Agreement) of STI for the 12 months ended June 30, 2006 exceeds $2.1 million and 3 times the amount, if any, by which actual EBITDA of STI for the 12 months ended June 30, 2007 exceeds $3.1 million. One-half of any earnout payment will be paid in cash and one-half of the payment will be in TVI restricted common shares. The Merger Agreement also contains a revenue shortfall provision that would result in a payment to TVI in the event that STI’s revenue for the 12 months ended either June 30, 2006 or June 30, 2007 is less than $5.0 million and $6.5 million, respectively. The revenue shortfall payment for the 12 months ended either June 30, 2006 or June 30, 2007, if any, would be $1 million and $2 million, respectively. In the event there is a revenue shortfall payment for the 12 months ended June 30, 2006, the $1 million payment will be added to the earnout cap so that the total amount of earnout payments, as adjusted, would be $6.5 million. Any revenue shortfall payment will be paid to TVI solely from the escrow amount referred to above.

Pursuant to the Merger Agreement, within 35 days from the closing, there will be a closing payment adjustment to the extent that “Estimated Debt” and “Estimated Working Capital” as estimated at the time of closing differ from actual Debt and Closing Date Working Capital.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1.

On November 9, 2005, TVI issued a press release with respect to the STI acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above, as it relates to the issuance of TVI common stock to STI’s stockholders.

The securities issued in connection with the Merger have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. In particular, TVI relied on Section 4(2) of the 1933 Act and Regulation D promulgated thereunder. The investors consist of STI’s six stockholders, who each were given information concerning TVI and represented that the shares were being acquired for investment purposes only. The issuances were made without general solicitation or advertising. The appropriate restrictive legend was placed on the certificates and stop transfer instructions were issued to TVI’s transfer agent.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after this Form 8-K was due for filing.

(b)	Pro Forma Financial Information.

The Registrant hereby undertakes to file the financial information required by this Item 9.01(b) not later than 71 days after this Form 8-K was due for filing.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 8, 2005, among TVI Corporation, TVI Sub, Inc., Safety Tech International, Inc. (“STI”) and the STI stockholders*

10.4	Research and Development Agreement, dated as of November 8, 2005, between Safety Tech International, Inc. and Safety Tech AG

10.5	Employment Agreement, dated November 8, 2005, between Safety Tech International, Inc. and Dale E. Kline

99.1	Press Release dated November 9, 2005.

*	Schedules have been omitted pursuant to SEC rule; however, the Registrant will furnish supplementally a copy of any omitted schedule upon Commission request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: November 11, 2005	By:	/s/ RICHARD V. PRIDDY
	Name:	Richard V. Priddy
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2005, among TVI Corporation, TVI Sub, Inc., Safety Tech International, Inc. (“STI”) and the STI stockholders*

10.4	Research and Development Agreement, dated as of November 8, 2005, between Safety Tech International, Inc. and Safety Tech AG

10.5	Employment Agreement, dated November 8, 2005, between Safety Tech International, Inc. and Dale E. Kline

99.1	Press Release dated November 9, 2005.

*	Schedules have been omitted pursuant to SEC rule; however, the Registrant will furnish supplementally a copy of any omitted schedule upon Commission request.